Exhibit 10.1

Standard Form of Agreement Between Owner and Contractor
where the basis of payment is a Stipulated Sum

AGREEMENT made as of the 11th day of May in the year 2022

(In words, indicate day, month and year.)

BETWEEN the Owner:

(Name, legal status, address and other information)

Liberty (Litchfield Park Water & Sewer) Corp.

14920 W. Camelback Rd.

Litchfield Park, AZ 85340

and the Contractor:

(Name, legal status, address and other information)

PERC Water Corporation

17520 Newhope Street, Suite 180

Fountain Valley, CA 92708

for the following Project:

(Name, location and detailed description)

Sarival Wastewater Recycling Facility (WRF) – a membrane bioreactor (MBR) plant that will have an operating treatment capacity of 4 Million Gallons per Day (MGD), expandable to 8 MGD.

The Engineer:

(Name, legal status, address and other information)

Pacific Advanced Civil Engineering, Inc.

17520 Newhope Street, Suite 200

Fountain Valley, CA 92708

The Owner and Contractor agree as follows.

ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of the document indiciates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

The parties should complete A101®–2017, Exhibit A, Insurance and Bonds, contemporaneously with this Agreement. AIA Document A201®–2017, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4	CONTRACT SUM

5	PAYMENTS

6	DISPUTE RESOLUTION

7	TERMINATION OR SUSPENSION

8	MISCELLANEOUS PROVISIONS

9	ENUMERATION OF CONTRACT DOCUMENTS

EXHIBIT APROJECT SCHEDULE

EXHIBIT BSCHEDULE OF VALUES

EXHIBIT CINSURANCE COVERAGE AND BONDING REQUIREMENTS

EXHIBIT DOWNER’S CONTRACTOR SAFETY PROGRAM

EXHIBIT ESUPPLIER CODE OF CONDUCT

EXHIBIT FALLOWANCES

EXHIBIT GSCOPE OF WORK

ARTICLE 1   THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary, and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement, and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto regarding the construction of the Project and supersedes prior negotiations, representations, or agreements, either written or oral. An enumeration of the Contract Documents, other than a Modification, appears in Article 9. The Parties acknowledge that they have entered into an Agreement for Professional Services, dated December 16, 2021 (“PSA”), pursuant to which the Contractor is acting as the Engineer for the Project. As a result, PERC has the responsibilities of both the designer, including the Architect and Engineer, and Contractor for the Project. Specific references to the Engineer in this Agreement and the General Conditions shall refer to Pacific Advanced Civil Engineering, a subconsultant to Contractor under the PSA.

ARTICLE 2   THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others. Contractor also agrees to cooperate with Owner relating to any regulatory review or approval proceeding relating to the scope of Work under this Agreement, including providing witnesses and documents as requested by Owner.

Contractor shall complete all Work as specified or indicated in the Contract Documents. The Work under this Contract, as defined throughout this Agreement, generally encompasses the procurement, construction, erection, execution, installation, commissioning, demolition, restoration and completion of all work and services required for the installation and integration of the Water Reclamation systems and equipment, control building, and supporting appurtenances at the Sarival WRF on or before the dates for Substantial Completion and Final Completion set forth in the Scope of Services and Project Schedule in complete accordance with the terms of the Contract Documents. Contractor shall be liable and responsible for any and all work, acts or omissions performed by any consultants, Subcontractors and/or contractors retained by Contractor to perform any portion of the Work

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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Contractor shall be solely and exclusively responsible for the methods and means of performing the Work and for compliance with any and all safety laws, rules, regulations and/or requirements governing the Work, and shall have exclusive control over the Work site for safety compliance. Contractor shall take all reasonable precautions for the safety of and provide reasonable protection to prevent damage, injury or loss to: (1) employees or others on the Project; (b) the Work and materials; and (c) other property at the Project or adjacent thereto. Contractor acknowledges that it is aware of the applicable state and federal safety rules, regulations and codes applicable to the Project and Contractor agrees to defend, indemnify, and hold harmless Owner from any claims or fines or other damages which may arise as a result of the failure of Contractor, its agents or employees, or any subcontractors, to comply with such rules, regulations, and/or codes.

ARTICLE 3   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 3.1 The date of commencement of the Work shall be:

(Check one of the following boxes.)

[ X ]	The date of this Agreement.

[ ]	A date set forth in a notice to proceed issued by the Owner.

[ ]	Established as follows:

(Insert a date or a means to determine the date of commencement of the Work.)

If a date of commencement of the Work is not selected, then the date of commencement shall be the date of this Agreement.

§ 3.2 The Contract Time shall be measured from the date of commencement of the Work.

§ 3.3 Substantial and Final Completion

§ 3.3.1 Subject to adjustments of the Contract Time as provided in the Contract Documents, the Contractor shall achieve Substantial Completion and Final Completion of the entire Work as follows:

(Check one of the following boxes and complete the necessary information.)

[ ]	Not later than ( ) calendar days from the date of commencement of the Work.

[ X ]

By the following date: Substantial Completion shall be achieved by December 29, 2023 (Schedule Substantial Completion Date” and Final Completion shall be achieved by June 4, 2024 “Scheduled Final Completion Date.”

§ 3.3.2 Subject to adjustments of the Contract Time as provided in the Contract Documents, if portions of the Work are to be completed prior to Substantial Completion of the entire Work (“Milestones”), the Contractor shall achieve such Milestones by the following dates:

Milestone	Milestone Completion Date
Completion of all Concrete Buildings Equipment Installation Construction Close Out Controls/Programming/Commissioning Testing & Facility Startup

12/16/2022 (Project Schedule Lines 64-71)

1/17/2023 (Project Schedule Lines 72-84)

7/28/2023 (Project Schedule Lines 85-97)

12/15/2023 (Project Schedule Line Items 98-101)

11/24/2023 (Project Schedule Lines 102-113)

12/29-2023 (Project Schedule Lines 114-124)

§ 3.3.3 If the Contractor fails to achieve Substantial Completion or Final Completion as provided in this Section 3.3, liquidated damages, if any, shall be assessed as set forth in Section 4.5.

§ 3.3.4 Contractor shall perform the Work according to the Project Schedule attached as Exhibit A.

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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ARTICLE 4   CONTRACT SUM

§ 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum shall be $82,372,326, subject to additions and deductions as provided in the Contract Documents. The Contract  Sum is the maximum sum payable by Owner to Contractor for the Work, unless the Contract Sum is adjusted in a Modification. Contractor acknowledges that it is responsible for the design of the Work pursuant to the PSA, which is not yet complete, and that the Contract Sum accounts for and Contractor has provided in the Contract Sum for any further development of the drawings, specifications or other design documents.  Contractor shall be obligated to construct the Work for the Contract Sum pursuant to the final design documents approved by the Owner and the authority having jurisdiction over the Work. Contractor acknowledges that the Contact Sum includes contingency amounts to account for the risk of increases in the prices of materials, equipment and labor necessary for the Work. Accordingly, Contractor is assuming the risk of any such price increases, which shall not be a basis for increasing the Contract Sum.

§ 4.2 Alternates

§ 4.2.1 Alternates, if any, included in the Contract Sum:

Item	Price

§ 4.2.2 Subject to the conditions noted below, the following alternates may be accepted by the Owner following execution of this Agreement. Upon acceptance, the Owner shall issue a Modification to this Agreement.

(Insert below each alternate and the conditions that must be met for the Owner to accept the alternate.)

Item	Price	Conditions for Acceptance

§ 4.3 Allowances, if any, included in the Contract Sum:

(Identify each allowance.)

Item	Price
See Exhibit F.

§ 4.4 Unit prices, if any:

(Identify the item and state the unit price and quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)

§ 4.5 Liquidated damages, if any:

(Insert terms and conditions for liquidated damages, if any.)

Contractor and Owner recognize that time is of the essence in the performance of this Agreement and that Owner will suffer financial loss if Substantial Complaint is not attached by the Scheduled Substantial Completion Date set forth in Section 3.3.1, plus any extensions thereof allowed in accordance with the Contract Documents. The Parties also recognize the delays, expense, and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by Owner if the Work is not completed on time. Accordingly, instead of requiring any such proof, Owner and Contractor agree that as liquidated damages for delay (but not as a penalty), Contractor shall pay Owner $10,000 for each day that expires after the Scheduled Substantial Completion Date in Section 3.3.1 is substantially complete. After Substantial Completion, if Contractor shall neglect, refuse, or fail to achieve the scheduled Final Completion of the Work by the Scheduled Final Completion Date in Section 3.3.1, or any proper extension thereof granted by Owner, Contractor shall pay Owner $5,000 for each day that expires after the time specified in the Project Schedule attached as Exhibit A. Owner agrees that liquidated damages provided for in this Section shall be its sole and exclusively remedy for damages arising from delays to the completion of the Work. Contractor further understands and agrees that Owner may withhold such liquidated damages amounts from any progress or final payments due under this Agreement.

§ 4.6 Other:

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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(Insert provisions for bonus or other incentives, if any, that might result in a change to the Contract Sum.)

« § 4.6.1 If Substantial Completion is attained on or before the Scheduled Substantial Completion Date (the “Bonus Date”), Owner shall pay Contractor at the time of Final Payment under Section 5.2 an early completion bonus of $10,000 for each calendar day that Substantial Completion is attained earlier than the Bonus Date.

»

ARTICLE 5   PAYMENTS

§ 5.1 Progress Payments

§ 5.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month. Progress payments shall be made for work satisfactorily completed and materials incorporated into the Project. Progress payments shall be made to Contractor once every month as set forth in Section 5.1.3. On a monthly basis, Contractor shall submit its itemized Application for Payment, supported by such data, including signed lien waivers, substantiating Contractor’s right to payment as Owner may require or as required by this Agreement. Owner shall have the right to withhold payment to Contractor until Contractor furnishes satisfactory evidence that all bills for labor, materials or other liabilities in connection with the prior payment have been paid to date and valid lien wavers have been furnished. Owner shall have the right to offset sums due Contractor, hereunder against any and all sums owed to Owner by Contractor, or to protect against any asserted claims or liens, until the claim or lien has been adjusted by Contractor to Owner’s satisfaction, regardless of whether Contractor may have posted a payment or performance bond.

§ 5.1.3

§ 5.1.3.1 The Contractor shall provide an Application for Payment for Work performed during each month no later than the 4th day of the following month. Each Application for Payment submitted in compliance with the Contract Documents shall be approved and certified 21 days after receipt, unless Owner provides an objection to such Application for Payment in writing to Contractor. Owner shall make progress payments to Contractor no later than 7 days after approval and certification of every Application for Payment. Owner may object to an Application for Payment or withhold any payments, or on account of subsequently discovered evidence, nullify the whole or part of any payment due Contractor for (1) defective construction or materials not remedied; (2) disputed work or materials; (3) failure to comply with material provisions of this Agreement; (4) third party claims filed or reasonable evidence that a claim will be filed; (5) failure of Contractor or a subcontractor to make timely payments for labor, equipment or materials; (6) damage to Owner; (7) reasonable evidence that this Agreement cannot be completed for the unpaid balance of the contract sum; (8) any default and/or breach of this Agreement by Contractor; or (9) any other reasons permitted by Arizona’s Prompt Payment Act, Ariz. Rev. Stat. §§ 32-1181 et seq.

§ 5.1.3.2 If the Owner objects to an Application for Payment or withholds payments under Section 5.1.3.1, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or supplier to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Contractor shall reflect such payment on its next Application for Payment.

§ 5.1.3.3 The Contractor shall pay each Subcontractor no later than seven days after receipt of payment from Owner, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 5.1.3.4 NOTICE OF EXTENDED CERTIFICATION AND APPROVAL PERIOD PURSUANT TO Ariz. Rev. Stat. § 32-1182(F): This Agreement allows the Owner to certify and approve billings (Applications for Payment) within 21 days after the Applications for Payment are received from the Contractor, and not within 14 days as provided for in Ariz. Rev. Stat. § 32-1182(D).

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. Attached as Exhibit B is the Schedule of Values, which allocates the entire Contract Sum among the various portions of the Work.

§ 5.1.5 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

§ 5.1.6 In accordance with AIA Document A201™–2017, General Conditions of the Contract for Construction, and subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

§ 5.1.6.1 The amount of each progress payment shall first include:

.1	That portion of the Contract Sum properly allocable to completed Work;
.2

That portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction, or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing; and

.3	That portion of Construction Change Directives that the Owner determines to be reasonably justified.

§ 5.1.6.2 The amount of each progress payment shall then be reduced by:

.1	The aggregate of any amounts previously paid by the Owner;
.2	The amount, if any, for Work that remains uncorrected and for which the Owner has previously withheld payment as provided in Article 9 of AIA Document A201–2017;
.3	Any amount for which the Contractor does not intend to pay a Subcontractor or material supplier, unless the Work has been performed by others the Contractor intends to pay;
.4

For Work performed or defects discovered since the last payment application, any amount for which the Owner may withhold payment, or nullify a payment in whole or in part, as provided in Article 9 of AIA Document A201–2017; and

.5	Retainage withheld pursuant to Section 5.1.7.

§ 5.1.7 Retainage

§ 5.1.7.1 For each progress payment made prior to Substantial Completion of the Work, the Owner may withhold the following amount, as retainage, from the payment otherwise due:

(Insert a percentage or amount to be withheld as retainage from each Application for Payment. The amount of retainage may be limited by governing law.)

10%

(Paragraphs deleted)

§ 5.1.7.2

(Paragraphs deleted)

[Not used.]

§ 5.1.7.3 Except as set forth in this Section 5.1.7.3, upon Substantial Completion of the Work, the Contractor may submit an Application for Payment that includes the retainage withheld from prior Applications for Payment pursuant to this Section 5.1.7. The Application for Payment submitted at Substantial Completion shall not include retainage as follows:

(Insert any other conditions for release of retainage upon Substantial Completion.)

Pursuant to Section 9.8.5 of the General Conditions, the release of any retainage shall be less an amount equal to the value of Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 5.1.8 If Final Completion of the Work is materially delayed through no fault of the Contractor, the Owner shall pay the Contractor any additional amounts in accordance with Article 9 of AIA Document A201–2017.

§ 5.1.9 Except with the Owner’s prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 5.2 Final Payment

§ 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1

the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Article 12 of AIA Document A201–2017, and to satisfy other requirements, if any, which extend beyond final payment.

§ 5.2.2 The Owner’s final payment to the Contractor shall be made no later than 30 days after Final Completion and the submission of Contractor’s final Application for Payment in accordance with the terms of the Contract.

§ 5.3 Interest

Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

8% per annum

ARTICLE 6   DISPUTE RESOLUTION

§ 6.1 Initial Decision Maker

(Paragraphs deleted)

There shall be no Initial Decision Maker for any purpose on this Project. All provisions referring to the Initial Decision Maker in this Agreement or the AIA Document A201–2017 shall not apply.

§ 6.2 Binding Dispute Resolution

For any Claim subject to, but not resolved by, mediation pursuant to Article 15 of AIA Document A201–2017, the method of binding dispute resolution shall be as follows:

(Check the appropriate box.)

[ ]	Arbitration pursuant to Section 15.4 of AIA Document A201–2017

[ X ]	Litigation in the Maricopa County Superior Court unless the parties jointly agree to arbitration of a dispute.

[ ]	Other (Specify)

If the Owner and Contractor do not select a method of binding dispute resolution, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.

ARTICLE 7   TERMINATION OR SUSPENSION

§ 7.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201–2017.

§ 7.1.1 If the Contract is terminated for the Owner’s convenience in accordance with Article 14 of AIA Document A201–2017, then the Owner shall pay the Contractor a termination fee as follows:

(Paragraphs deleted)

In addition to the costs payable under Article 14 of the AIA Document A201–2017, the Owner shall pay Contractor ten percent (10%) of the value of the remaining unperformed Work or two million dollars ($2,000,000), whichever is less, as a termination fee.

§ 7.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2017.

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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ARTICLE 8   MISCELLANEOUS PROVISIONS

§ 8.1 Where reference is made in this Agreement to a provision of AIA Document A201–2017 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 8.2 The Owner’s representative:

(Name, address, email address, and other information)

Al Wood

14920 W. Camelback Road

Litchfield Park, AZ 85340

AL.Wood@LibertyUtilities.com

623-512-0150

§ 8.3 The Contractor’s representative:

(Name, address, email address, and other information)

Nate Owen

17520 Newhope Street Suite 180

Fountain Valley, California 92708

Nowen@percwater.com

714 352-7752

§ 8.4 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ prior notice to the other party.

§ 8.5 Insurance and Bonds

§ 8.5.1 Performance, Payment, and Other Bonds.

A.

Contractor shall furnish performance and payment bonds, each in an amount at least equal to the Contract Sum, including any and all Change Orders and/or price increases agreed by the parties, as security for the faithful performance and payment of all of Contractor's obligations under the Contract Documents. These bonds shall remain in effect until one year after the date when final payment becomes due or until completion of the correction period specified in Section 12.2 of the General Conditions, whichever is later. Contractor shall also furnish such other bonds as are required by the Contract Documents.

B.

All bonds shall be in the form prescribed by the Contract Documents except as provided otherwise by Laws or Regulations, and shall be executed by such sureties as are named in the list of "Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsuring companies" as published in Circular 570 (amended) by the Financial Management Service, Surety Bond Branch, U.S. Department of the Treasury.

All bonds signed by an agent or attorney-in-fact must be accompanied by a certified copy of that individual's authority to bind the surety. The evidence of authority shall show that it is effective on the date the agent or attorney-in-fact signed the bond.

C.

If the surety on any bond furnished by Contractor is declared bankrupt or becomes insolvent or its right to do business is terminated in any state where any part of the Project is located or it ceases to meet the requirements of Section 8.5.1.B, Contractor shall promptly notify Owner and shall, within 20 day after the event giving rise to such notification, provide another bond and surety, both of which shall comply with the requirements of Section 8.5.1

(Paragraph deleted)

§ 8.5.1.2 Licensed Sureties and Insurers. All bonds and insurance required by the Contract Documents to be purchased and maintained by Owner or Contractor shall be obtained from surety or insurance companies that are duly licensed or authorized in the jurisdiction in which the Project is located to issue bonds or insurance policies for the limits and coverages so required.

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 8.5.1.3  Certificates of Insurance.

A.

To the extent subscription or enrollment in ISNetworld is required for the Work under Owner’s Contractor Safety Program attached to the Agreement, Contractor shall comply with such requirement for Contractor to perform the Work. Contractor shall deliver to Owner, with copies to each additional insured and loss payee identified in Exhibit C, certificates of insurance (and other evidence of insurance requested by Owner or any other additional insured) which Contractor is required to purchase and maintain.

B.

Failure of Owner to demand such certificates or other evidence of Contractor's full compliance with these insurance requirements or failure of Owner to identify a deficiency in compliance from the evidence provided 'shall not be construed as a waiver of Contractor's obligation to maintain such insurance.

C.	Owner does not represent that insurance coverage and limits established in the Agreement necessarily will be adequate to protect Contractor.

D.	The insurance and insurance limits required herein shall not be deemed as a limitation on Contractor's liability and under the indemnities granted to Owner in the Contract Documents.

§ 8.5.1.4  Contractor's Insurance. The Contractor shall maintain in effect at all times during performance of services as described in this Agreement, insurance coverage, requirements and limits set forth in Exhibit C attached to this Agreement. Such insurance coverage shall be provided by carrier(s) satisfactory to Owner. For the entire period of the Agreement, Contractor shall at all times maintain its certificate as a Company approved contractor in ISNetworld as required by Company. Contractor shall maintain in effect at all times during performance of services as described in this Agreement, insurance coverage, requirements and limits set forth in the Agreement. Such insurance coverage shall be provided by carrier(s) satisfactory to Owner. Contractor shall require that any Subcontractors and/or consultants hired by Contractor to perform any portion of the Work maintain insurance that meets or exceeds the insurance requirements set forth in the Agreement and the General Conditions.

§ 8.5.1.5  Company's Liability Insurance. In addition to the insurance required to be provided by Contractor under the Contract Documents, Owner, at Owner’s option, may purchase and maintain at Owner’s expense Owner’s own liability insurance as will protect Owner against claims which may arise from operations under the Contract Documents.

§ 8.5.1.6 Waiver of Rights

A.

Owner and Contractor intend that all policies purchased in accordance with the Contract Documents will protect Owner, Contractor, Subcontractors, and all other individuals or entities identified in Exhibit C as loss payees (and the officers, directors, members, partners, employees, agents, consultants, and subcontractors of each and any of them) in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will not have any rights of recovery against any of the insureds or loss payees thereunder. Owner and Contractor waive all rights against each other and their respective officers, directors, members, partners, employees, agents, consultants and subcontractors of each and any of them for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work; and, in addition, waive all such rights against Subcontractors, and all other individuals or entities identified in Exhibit C as loss payees (and the officers, directors, members, partners, employees, agents, consultants, and subcontractors of each and any of them) under such policies for losses and damages so caused.

None of the above waivers shall extend to the rights that any party making such waiver may have to the proceeds of insurance held by Owner as trustee or otherwise payable under any policy so issued.

§ 8.5.1.7 Acceptance of Bonds and Insurance; Option to Replace. If either Owner or Contractor has any objection to the coverage afforded by or other provisions of the bonds or insurance required to be purchased and maintained by the other party in accordance with this Section 8.5 on the basis of non-conformance with the Contract Documents, the objecting party shall so notify the other party in writing within 10 days after receipt of the certificates (or other evidence requested) required by this Agreement, Owner and Contractor shall each provide to

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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the other such additional information in respect of insurance provided as the other may reasonably request. If either party does not purchase or maintain all of the bonds or insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage. Without prejudice to any other right or remedy, the other party may elect to obtain equivalent bonds or insurance to protect such other party’s interests at the expense of the party who was required to provide such coverage, and a Change Order shall be issued to adjust the Contract Sum accordingly.

§ 8.5.6 The Contractor shall provide bonds as set forth in Exhibit C, and elsewhere in the Contract Documents.

§ 8.6 Notice in electronic format, pursuant to Article 1 of AIA Document A201–2017, may be given in accordance with AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, if completed, or as otherwise set forth below:

(If other than in accordance with AIA Document E203–2013, insert requirements for delivering notice in electronic format such as name, title, and email address of the recipient and whether and how the system will be required to generate a read receipt for the transmission.)

§ 8.7 Other provisions:

ARTICLE 9   ENUMERATION OF CONTRACT DOCUMENTS

§ 9.1 This Agreement is comprised of the following documents:

.1	AIA Document A101™–2017, Standard Form of Agreement Between Owner and Contractor

(Paragraph deleted)

.2	AIA Document A201™–2017, General Conditions of the Contract for Construction (modified)
.3	AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, if completed

(Paragraph deleted)

.4	Drawings

Number	Title	Date
TBD

.5	Specifications

Section	Title	Date	Pages
TBD

.6	Addenda, if any:

Number	Date	Pages

Portions of Addenda relating to bidding or proposal requirements are not part of the Contract Documents unless the bidding or proposal requirements are also enumerated in this Article 9.

(Paragraph deleted)

(Table deleted)

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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.7	Other documents, if any, listed below:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201™–2017 provides that the advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or proposal, portions of Addenda relating to bidding or proposal requirements, and other information furnished by the Owner in anticipation of receiving bids or proposals, are not part of the Contract Documents unless enumerated in this Agreement. Any such documents should be listed here only if intended to be part of the Contract Documents.)

Exhibit A – Project Schedule
Exhibit B – Schedule of Values
Exhibit C – Insurance Coverage and Bonding Requirements
Exhibit D – Owner’s Contractor Safety Program
Exhibit E – Supplier Code of Conduct
Exhibit F – Allowances
Exhibit G – Scope of Work

This Agreement entered into as of the day and year first written above.

Matthew Garlick	Nate Owen
OWNER (Signature)	CONTRACTOR (Signature)
Matthew Garlick, President	Nate Owen, President
(Printed name and title)	(Printed name and title)

AIA Document A101® – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:35:10 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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for the following PROJECT:

(Name and location or address)

Sarival Wastewater Recycling Facility

THE OWNER:

(Name, legal status and address)

Liberty (Litchfield Park Water & Sewer) Corp.

14920 W. Camelback Rd.

Litchfield Park, AZ 85340

THE ENGINEER:

(Name, legal status and address)

Pacific Advanced Civil Engineering, Inc.

17520 Newhope Street, Suite 200

Fountain Valley, CA 92708

ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

For guidance in modifying this document to include supplementary conditions, see AIA Document A503™, Guide for Supplementary Conditions.

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ENGINEER

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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14	TERMINATION OR SUSPENSION OF THE CONTRACT

15	CLAIMS AND DISPUTES

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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12.3 , 6.2.1, 12.1 13.4 15.1.6 4.2, 9.4, 9.5 9.3, 9.4, 9.5.1, 9.5.4, 9.6.3, 9.7, 9.10 15.4 , Definition of	11.1.2, 11.1.3, 11.5

INDEX

(Topics and numbers in bold are Section headings.)

Acceptance of Nonconforming Work

9.6.6, 9.9.3, 12.3

Acceptance of Work

9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3

Access to Work

3.16, 6.2.1, 12.1

Accident Prevention

10

Acts and Omissions

3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.3.2, 14.1, 15.1.2, 15.2

Addenda

1.1.1

Additional Costs, Claims for

3.7.4, 3.7.5, 10.3.2, 15.1.5

Additional Inspections and Testing

9.4.2, 9.8.3, 12.2.1, 13.4

Additional Time, Claims for

3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.6

Administration of the Contract

3.1.3, 4.2, 9.4, 9.5

Advertisement or Invitation to Bid

1.1.1

Aesthetic Effect

4.2.13

Allowances

3.8

Applications for Payment

4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.5.4, 9.6.3, 9.7, 9.10

Approvals

2.1.1, 2.3.1, 2.5, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10.1, 4.2.7, 9.3.2, 13.4.1

Arbitration

8.3.1, 15.3.2, 15.4

ENGINEER

4

Engineer, Definition of

4.1.1

Engineer, Extent of Authority

2.5, 3.12.7, 4.1.2, 4.2, 5.2, 6.3, 7.1.2, 7.3.4, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.4.1, 13.4.2, 14.2.2, 14.2.4, 15.1.4, 15.2.1

Engineer, Limitations of Authority and Responsibility

2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4, 9.4.2, 9.5.4, 9.6.4, 15.1.4, 15.2

Engineer’s Additional Services and Expenses

2.5, 12.2.1, 13.4.2, 13.4.3, 14.2.4

Engineer’s Administration of the Contract

3.1.3, 3.7.4, 15.2, 9.4.1, 9.5

Engineer’s Approvals

2.5, 3.1.3, 3.5, 3.10.2, 4.2.7

Engineer’s Authority to Reject Work

3.5, 4.2.6, 12.1.2, 12.2.1

Engineer’s Copyright

1.1.7, 1.5

Engineer’s Decisions

3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3, 7.3.4, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.4.2, 15.2

Engineer’s Inspections

3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.4

Engineer’s Instructions

3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.4.2

Engineer’s Interpretations

4.2.11, 4.2.12

Engineer’s Project Representative

4.2.10

Engineer’s Relationship with Contractor

1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12, 13.3.2, 13.4, 15.2

Engineer’s Relationship with Subcontractors

1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3

Engineer’s Representations

9.4.2, 9.5.1, 9.10.1

Engineer’s Site Visits

3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4

Asbestos

10.3.1

Attorneys’ Fees

3.18.1, 9.6.8, 9.10.2, 10.3.3

Award of Separate Contracts

6.1.1, 6.1.2

Award of Subcontracts and Other Contracts for Portions of the Work

5.2

Basic Definitions

1.1

Bidding Requirements

1.1.1

Binding Dispute Resolution

8.3.1, 9.7, 11.5, 13.1, 15.1.2, 15.1.3, 15.2.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.3.3, 15.4.1

Bonds, Lien

7.3.4.4, 9.6.8, 9.10.2, 9.10.3

Bonds, Performance, and Payment

7.3.4.4, 9.6.7, 9.10.3, 11.1.2, 11.1.3, 11.5

Building Information Models Use and Reliance

1.8

Building Permit

3.7.1

Capitalization

1.3

Certificate of Substantial Completion

9.8.3, 9.8.4, 9.8.5

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.4

7.2, 7.3.2, 7.3.7, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.2, 11.5, 12.1.2

, Definition of

7, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1, 11.5

, Definition of

15, 15.4

15.1.5

15.1.6

, 6.3

15.1.5

, Definition of

4.2.4

6

, Definition of

7.3, 9.3.1.1

, 14.2.2.2

, Definition of

14

, Definition of

9.1, 9.2, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.5, 12.1.2, 12.3, 14.2.4, 14.3.2, 15.1.4.2, 15.1.5, 15.2.5

, Definition of

, Definition of

, Definition of

, 3.12.1, 3.12.2, 4.2.3, 6.1.3, 15.1.6.2

Certificates for Payment

4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.4

Certificates of Inspection, Testing or Approval

13.4.4

Certificates of Insurance

9.10.2

Change Orders

1.1.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.7, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.2, 11.5, 12.1.2

Change Orders, Definition of

7.2.1

CHANGES IN THE WORK

2.2.2, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1, 11.5

Claims, Definition of

15.1.1

Claims, Notice of

1.6.2, 15.1.3

CLAIMS AND DISPUTES

3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, 15, 15.4

Claims and Timely Assertion of Claims

15.4.1

Claims for Additional Cost

3.2.4, 3.3.1, 3.7.4, 7.3.9, 9.5.2, 10.2.5, 10.3.2, 15.1.5

Claims for Additional Time

3.2.4, 3.3.1, 3.7.4, 6.1.1, 8.3.2, 9.5.2, 10.3.2, 15.1.6

Concealed or Unknown Conditions, Claims for

3.7.4

Claims for Damages

3.2.4, 3.18, 8.3.3, 9.5.1, 9.6.7, 10.2.5, 10.3.3, 11.3, 11.3.2, 14.2.4, 15.1.7

Claims Subject to Arbitration

15.4.1

Cleaning Up

3.15, 6.3

Commencement of the Work, Conditions Relating to

2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.2, 15.1.5

Commencement of the Work, Definition of

8.1.2

Communications

3.9.1, 4.2.4

Completion, Conditions Relating to

3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 14.1.2, 15.1.2

COMPLETION, PAYMENTS AND

9

Completion, Substantial

3.10.1, 4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 15.1.2

Compliance with Laws

2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 10.2.2, 13.1, 13.3, 13.4.1, 13.4.2, 13.5, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3

Concealed or Unknown Conditions

3.7.4, 4.2.8, 8.3.1, 10.3

Conditions of the Contract

1.1.1, 6.1.1, 6.1.4

Consent, Written

3.4.2, 3.14.2, 4.1.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 13.2, 15.4.4.2

Consolidation or Joinder

15.4.4

CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

1.1.4, 6

Construction Change Directive, Definition of

7.3.1

Construction Change Directives

1.1.1, 3.4.2, 3.11, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3, 9.3.1.1

Construction Schedules, Contractor’s

3.10, 3.11, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2

Contingent Assignment of Subcontracts

5.4, 14.2.2.2

Continuing Contract Performance

15.1.4

Contract, Definition of

1.1.2

CONTRACT, TERMINATION OR SUSPENSION OF THE

5.4.1.1, 5.4.2, 11.5, 14

Contract Administration

3.1.3, 4, 9.4, 9.5

Contract Award and Execution, Conditions Relating to

3.7.1, 3.10, 5.2, 6.1

Contract Documents, Copies Furnished and Use of

1.5.2, 2.3.6, 5.3

Contract Documents, Definition of

1.1.1

Contract Sum

2.2.2, 2.2.4, 3.7.4, 3.7.5, 3.8, 3.10.2, 5.2.3, 7.3, 7.4, 9.1, 9.2, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.5, 12.1.2, 12.3, 14.2.4, 14.3.2, 15.1.4.2, 15.1.5, 15.2.5

Contract Sum, Definition of

9.1

Contract Time

1.1.4, 2.2.1, 2.2.2, 3.7.4, 3.7.5, 3.10.2, 5.2.3, 6.1.5, 7.2.1.3, 7.3.1, 7.3.5, 7.3.6, 7, 7, 7.3.10, 7.4, 8.1.1, 8.2.1, 8.2.3, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 12.1.2, 14.3.2, 15.1.4.2, 15.1.6.1, 15.2.5

Contract Time, Definition of

8.1.1

CONTRACTOR

3

Contractor, Definition of

3.1, 6.1.2

Contractor’s Construction and Submittal Schedules

3.10, 3.12.1, 3.12.2, 4.2.3, 6.1.3, 15.1.6.2

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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3.17 12.2, 12.3, 15.1.3.1, 15.1.3.2, 15.2.1 , Definition of , 6.2.5

, Definition of

, Definition of

, Definition of

9.5, 9.7, 14.1.1.3

, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5

, Definition of

, 14.1.1.2, 15.1.5

Contractor’s Employees

2.2.4, 3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.3, 14.1, 14.2.1.1

Contractor’s Liability Insurance

11.1

Contractor’s Relationship with Separate Contractors and Owner’s Forces

3.12.5, 3.14.2, 4.2.4, 6, 11.3, 12.2.4

Contractor’s Relationship with Subcontractors

1.2.2, 2.2.4, 3.3.2, 3.18.1, 3.18.2, 4.2.4, 5, 9.6.2, 9.6.7, 9.10.2, 11.2, 11.3, 11.4

Contractor’s Relationship with the Engineer

1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5.1, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12, 13.4, 15.1.3, 15.2.1

Contractor’s Representations

3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2

Contractor’s Responsibility for Those Performing the Work

3.3.2, 3.18, 5.3, 6.1.3, 6.2, 9.5.1, 10.2.8

Contractor’s Review of Contract Documents

3.2

Contractor’s Right to Stop the Work

2.2.2, 9.7

Contractor’s Right to Terminate the Contract

14.1

Contractor’s Submittals

3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3

Contractor’s Superintendent

3.9, 10.2.6

Contractor’s Supervision and Construction Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14, 15.1.4

Coordination and Correlation

1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1

Copies Furnished of Drawings and Specifications

1.5, 2.3.6, 3.11

Copyrights

1.5, 3.17

Correction of Work

2.5, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 12.3, 15.1.3.1, 15.1.3.2, 15.2.1

Correlation and Intent of the Contract Documents

1.2

Cost, Definition of

7.3.4

Costs

2.5, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.4, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.2, 12.1.2, 12.2.1, 12.2.4, 13.4, 14

Cutting and Patching

3.14, 6.2.5

Damage to Construction of Owner or Separate Contractors

3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 12.2.4

Damage to the Work

3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4, 12.2.4

Damages, Claims for

3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.3.2, 11.3, 14.2.4, 15.1.7

Damages for Delay

6.2.3, 8.3.3, 9.5.1.6, 9.7, 10.3.2, 14.3.2

Date of Commencement of the Work, Definition of

8.1.2

Date of Substantial Completion, Definition of

8.1.3

Day, Definition of

8.1.4

Decisions of the Engineer

3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 6.3, 7.3.4, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.4.2, 14.2.2, 14.2.4, 15.1, 15.2

Decisions to Withhold Certification

9.4.1, 9.5, 9.7, 14.1.1.3

Defective or Nonconforming Work, Acceptance, Rejection and Correction of

2.5, 3.5, 4.2.6, 6.2.3, 9.5.1, 9.5.3, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1

Definitions

1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1, 15.1.1

Delays and Extensions of Time

3.2, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5

Digital Data Use and Transmission

1.7

Disputes

6.3, 7.3.9, 15.1, 15.2

Documents and Samples at the Site

3.11

Drawings, Definition of

1.1.5

Drawings and Specifications, Use and Ownership of

3.11

Effective Date of Insurance

8.2.2

Emergencies

10.4, 14.1.1.2, 15.1.5

Employees, Contractor’s

3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.3, 14.1, 14.2.1.1

Equipment, Labor, or Materials

1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2

Execution and Progress of the Work

1.1.3, 1.2.1, 1.2.2, 2.3.4, 2.3.6, 3.1, 3.3.1, 3.4.1, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.6, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.1, 12.2, 14.2, 14.3.1, 15.1.4

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

16
User Notes:	(1397829754)

15.2.5

9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2

9.10, 12.3, 14.2.4, 14.4.3

10.3

3.18, 9.6.8, 9.10.2, 10.3.3, 11.3

2.2, 2.3, 3.2.2, 3.12.10.1, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4

, 10.4

, Definition of

11

, 11.2, 11.4, 11.5

1.4, 4.1.1, 5.1, 6.1.2, 15.1.1

3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2

10.3

15.3, 15.4.1, 15.4.1.1

7.4

Extensions of Time

3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2, 10.4, 14.3, 15.1.6, 15.2.5

Failure of Payment

9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2

Faulty Work

(See Defective or Nonconforming Work)

Final Completion and Final Payment

4.2.1, 4.2.9, 9.8.2, 9.10, 12.3, 14.2.4, 14.4.3

Financial Arrangements, Owner’s

2.2.1, 13.2.2, 14.1.1.4

GENERAL PROVISIONS

1

Governing Law

13.1

Guarantees (See Warranty)

Hazardous Materials and Substances

10.2.4, 10.3

Identification of Subcontractors and Suppliers

5.2.1

Indemnification

3.17, 3.18, 9.6.8, 9.10.2, 10.3.3, 11.3

Information and Services Required of the Owner

2.1.2, 2.2, 2.3, 3.2.2, 3.12.10.1, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4

Initial Decision

15.2

Initial Decision Maker, Definition of

1.1.8

Initial Decision Maker, Decisions

14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5

Initial Decision Maker, Extent of Authority

14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5

Injury or Damage to Person or Property

10.2.8, 10.4

Inspections

3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.4

Instructions to Bidders

1.1.1

Instructions to the Contractor

3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.4.2

Instruments of Service, Definition of

1.1.7

Insurance

6.1.1, 7.3.4, 8.2.2, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 10.2.5, 11

Insurance, Notice of Cancellation or Expiration

11.1.4, 11.2.3

Insurance, Contractor’s Liability

11.1

Insurance, Effective Date of

8.2.2, 14.4.2

Insurance, Owner’s Liability

11.2

Insurance, Property

10.2.5, 11.2, 11.4, 11.5

Insurance, Stored Materials

9.3.2

INSURANCE AND BONDS

11

Insurance Companies, Consent to Partial Occupancy

9.9.1

Insured loss, Adjustment and Settlement of

11.5

Intent of the Contract Documents

1.2.1, 4.2.7, 4.2.12, 4.2.13

Interest

13.5

Interpretation

1.1.8, 1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1

Interpretations, Written

4.2.11, 4.2.12

Judgment on Final Award

15.4.2

Labor and Materials, Equipment

1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2

Labor Disputes

8.3.1

Laws and Regulations

1.5, 2.3.2, 3.2.3, 3.2.4, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1, 10.2.2, 13.1, 13.3.1, 13.4.2, 13.5, 14, 15.2.8, 15.4

Liens

2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8

Limitations, Statutes of

12.2.5, 15.1.2, 15.4.1.1

Limitations of Liability

3.2.2, 3.5, 3.12.10, 3.12.10.1, 3.17, 3.18.1, 4.2.6, 4.2.7, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.6.8, 10.2.5, 10.3.3, 11.3, 12.2.5, 13.3.1

Limitations of Time

2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14, 15, 15.1.2, 15.1.3, 15.1.5

Materials, Hazardous

10.2.4, 10.3

Materials, Labor, Equipment and

1.1.3, 1.1.6, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2

Means, Methods, Techniques, Sequences and Procedures of Construction

3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2

Mechanic’s Lien

2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8

Mediation

8.3.1, 15.1.3.2, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1, 15.4.1.1

Minor Changes in the Work

1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1, 7.4

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

17
User Notes:	(1397829754)

, Definition of

12.3

, 1.6.1, 1.6.2, 2.1.2, 2.2.2., 2.2.3, 2.2.4, 2.5, 3.2.4, 3.3.1, 3.7.4, 3.7.5, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 7.4, 8.2.2 9.6.8, 9.7, 9.10.1, 10.2.8, 10.3.2, 11.5, 12.2.2.1, 13.4.1, 13.4.2, 14.1, 14.2.2, 14.4.2, 15.1.3, 15.1.5, 15.1.6, 15.4.1

15.1.3, 15.1.5, 15.1.6, 15.2.8, 15.3.2, 15.4.1

, Definition of

, 13.2.2, 14.1.1.4

2.2, 2.3, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4

, 14.2.2

1.5, 2.3.6, 3.2.2, 3.11, 3.17, 4.2.12, 5.3

9.9

, 6.2.5

9.3, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3

9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4

9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2

9.10, 12.3, 14.2.4, 14.4.3

11.1.2

9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4

11.1.2

3.7, 3.13, 7.3.4.4, 10.2.2

, Definition of

3.12, 4.2.7

8.2, 9.8, 9.9.1, 14.1.4, 15.1.4

9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4

MISCELLANEOUS PROVISIONS

13

Modifications, Definition of

1.1.1

Modifications to the Contract

1.1.1, 1.1.2, 2.5, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2

Mutual Responsibility

6.2

Nonconforming Work, Acceptance of

9.6.6, 9.9.3, 12.3

Nonconforming Work, Rejection and Correction of

2.4, 2.5, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2

Notice

1.6, 1.6.1, 1.6.2, 2.1.2, 2.2.2., 2.2.3, 2.2.4, 2.5, 3.2.4, 3.3.1, 3.7.4, 3.7.5, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 7.4, 8.2.2 9.6.8, 9.7, 9.10.1, 10.2.8, 10.3.2, 11.5, 12.2.2.1, 13.4.1, 13.4.2, 14.1, 14.2.2, 14.4.2, 15.1.3, 15.1.5, 15.1.6, 15.4.1

Notice of Cancellation or Expiration of Insurance

11.1.4, 11.2.3

Notice of Claims

1.6.2, 2.1.2, 3.7.4, 9.6.8, 10.2.8, 15.1.3, 15.1.5, 15.1.6, 15.2.8, 15.3.2, 15.4.1

Notice of Testing and Inspections

13.4.1, 13.4.2

Observations, Contractor’s

3.2, 3.7.4

Occupancy

2.3.1, 9.6.6, 9.8

Orders, Written

1.1.1, 2.4, 3.9.2, 7, 8.2.2, 11.5, 12.1, 12.2.2.1, 13.4.2, 14.3.1

OWNER

2

Owner, Definition of

2.1.1

Owner, Evidence of Financial Arrangements

2.2, 13.2.2, 14.1.1.4

Owner, Information and Services Required of the

2.1.2, 2.2, 2.3, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4

Owner’s Authority

1.5, 2.1.1, 2.3.32.4, 2.5, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.4, 11.5, 12.2.2, 12.3, 13.2.2, 14.3, 14.4, 15.2.7

Owner’s Insurance

11.2

Owner’s Relationship with Subcontractors

1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2

Owner’s Right to Carry Out the Work

2.5, 14.2.2

Owner’s Right to Clean Up

6.3

Owner’s Right to Perform Construction and to Award Separate Contracts

6.1

Owner’s Right to Stop the Work

2.4

Owner’s Right to Suspend the Work

14.3

Owner’s Right to Terminate the Contract

14.2, 14.4

Ownership and Use of Drawings, Specifications and Other Instruments of Service

1.1.1, 1.1.6, 1.1.7, 1.5, 2.3.6, 3.2.2, 3.11, 3.17, 4.2.12, 5.3

Partial Occupancy or Use

9.6.6, 9.9

Patching, Cutting and

3.14, 6.2.5

Patents

3.17

Payment, Applications for

4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3

Payment, Certificates for

4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4

Payment, Failure of

9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2

Payment, Final

4.2.1, 4.2.9, 9.10, 12.3, 14.2.4, 14.4.3

Payment Bond, Performance Bond and

7.3.4.4, 9.6.7, 9.10.3, 11.1.2

Payments, Progress

9.3, 9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4

PAYMENTS AND COMPLETION

9

Payments to Subcontractors

5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2

PCB

10.3.1

Performance Bond and Payment Bond

7.3.4.4, 9.6.7, 9.10.3, 11.1.2

Permits, Fees, Notices and Compliance with Laws

2.3.1, 3.7, 3.13, 7.3.4.4, 10.2.2

PERSONS AND PROPERTY, PROTECTION OF

10

Polychlorinated Biphenyl

10.3.1

Product Data, Definition of

3.12.2

Product Data and Samples, Shop Drawings

3.11, 3.12, 4.2.7

Progress and Completion

4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.4

Progress Payments

9.3, 9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

18
User Notes:	(1397829754)

Project, Definition of

1.1.4

Project Representatives

4.2.10

Property Insurance

10.2.5, 11.2

Proposal Requirements

1.1.1

PROTECTION OF PERSONS AND PROPERTY

10

Regulations and Laws

1.5, 2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1, 10.2.2, 13.1, 13.3, 13.4.1, 13.4.2, 13.5, 14, 15.2.8, 15.4

Rejection of Work

4.2.6, 12.2.1

Releases and Waivers of Liens

9.3.1, 9.10.2

Representations

3.2.1, 3.5, 3.12.6, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.10.1

Representatives

2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.10, 13.2.1

Responsibility for Those Performing the Work

3.3.2, 3.18, 4.2.2, 4.2.3, 5.3, 6.1.3, 6.2, 6.3, 9.5.1, 10

Retainage

9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3

Review of Contract Documents and Field Conditions by Contractor

3.2, 3.12.7, 6.1.3

Review of Contractor’s Submittals by Owner and Engineer

3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2

Review of Shop Drawings, Product Data and Samples by Contractor

3.12

Rights and Remedies

1.1.2, 2.4, 2.5, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.1, 12.2.2, 12.2.4, 13.3, 14, 15.4

Royalties, Patents and Copyrights

3.17

Rules and Notices for Arbitration

15.4.1

Safety of Persons and Property

10.2, 10.4

Safety Precautions and Programs

3.3.1, 4.2.2, 4.2.7, 5.3, 10.1, 10.2, 10.4

Samples, Definition of

3.12.3

Samples, Shop Drawings, Product Data and

3.11, 3.12, 4.2.7

Samples at the Site, Documents and

3.11

Schedule of Values

9.2, 9.3.1

Schedules, Construction

3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2

Separate Contracts and Contractors

1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2

Separate Contractors, Definition of

6.1.1

Shop Drawings, Definition of

3.12.1

Shop Drawings, Product Data and Samples

3.11, 3.12, 4.2.7

Site, Use of

3.13, 6.1.1, 6.2.1

Site Inspections

3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.9.2, 9.4.2, 9.10.1, 13.4

Site Visits, Engineer’s

3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4

Special Inspections and Testing

4.2.6, 12.2.1, 13.4

Specifications, Definition of

1.1.6

Specifications

1.1.1, 1.1.6, 1.2.2, 1.5, 3.12.10, 3.17, 4.2.14

Statute of Limitations

15.1.2, 15.4.1.1

Stopping the Work

2.2.2, 2.4, 9.7, 10.3, 14.1

Stored Materials

6.2.1, 9.3.2, 10.2.1.2, 10.2.4

Subcontractor, Definition of

5.1.1

SUBCONTRACTORS

5

Subcontractors, Work by

1.2.2, 3.3.2, 3.12.1, 3.18, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7

Subcontractual Relations

5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1

Submittals

3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.4, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3

Submittal Schedule

3.10.2, 3.12.5, 4.2.7

Subrogation, Waivers of

6.1.1, 11.3

Substances, Hazardous

10.3

Substantial Completion

4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 15.1.2

Substantial Completion, Definition of

9.8.1

Substitution of Subcontractors

5.2.3, 5.2.4

Substitution of Engineer

2.3.3

Substitutions of Materials

3.4.2, 3.5, 7.3.8

Sub-subcontractor, Definition of

5.1.2

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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, 10.2.6

3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.4

, 15.1.7

14.2, 15.1.7

13.4

8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5

, 6.1.1, 6.2.1 , 9.3.1 15.1.7 15.1.7 11.3 , 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.2, 9.10.4, 12.2.2, 15.1.2 , Definition of

Subsurface Conditions

3.7.4

Successors and Assigns

13.2

Superintendent

3.9, 10.2.6

Supervision and Construction Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.4

Suppliers

1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.5.4, 9.6, 9.10.5, 14.2.1

Surety

5.4.1.2, 9.6.8, 9.8.5, 9.10.2, 9.10.3, 11.1.2, 14.2.2, 15.2.7

Surety, Consent of

9.8.5, 9.10.2, 9.10.3

Surveys

1.1.7, 2.3.4

Suspension by the Owner for Convenience

14.3

Suspension of the Work

3.7.5, 5.4.2, 14.3

Suspension or Termination of the Contract

5.4.1.1, 14

Taxes

3.6, 3.8.2.1, 7.3.4.4

Termination by the Contractor

14.1, 15.1.7

Termination by the Owner for Cause

5.4.1.1, 14.2, 15.1.7

Termination by the Owner for Convenience

14.4

Termination of the Engineer

2.3.3

Termination of the Contractor Employment

14.2.2

TERMINATION OR SUSPENSION OF THE CONTRACT

14

Tests and Inspections

3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 12.2.1, 13.4

TIME

8

Time, Delays and Extensions of

3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5

Time Limits

2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14, 15.1.2, 15.1.3, 15.4

Time Limits on Claims

3.7.4, 10.2.8, 15.1.2, 15.1.3

Title to Work

9.3.2, 9.3.3

UNCOVERING AND CORRECTION OF WORK

12

Uncovering of Work

12.1

Unforeseen Conditions, Concealed or Unknown

3.7.4, 8.3.1, 10.3

Unit Prices

7.3.3.2, 9.1.2

Use of Documents

1.1.1, 1.5, 2.3.6, 3.12.6, 5.3

Use of Site

3.13, 6.1.1, 6.2.1

Values, Schedule of

9.2, 9.3.1

Waiver of Claims by the Engineer

13.3.2

Waiver of Claims by the Contractor

9.10.5, 13.3.2, 15.1.7

Waiver of Claims by the Owner

9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.3.2, 14.2.4, 15.1.7

Waiver of Consequential Damages

14.2.4, 15.1.7

Waiver of Liens

9.3, 9.10.2, 9.10.4

Waivers of Subrogation

6.1.1, 11.3

Warranty

3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.2, 9.10.4, 12.2.2, 15.1.2

Weather Delays

8.3, 15.1.6.2

Work, Definition of

1.1.3

Written Consent

1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.10.3, 13.2, 13.3.2, 15.4.4.2

Written Interpretations

4.2.11, 4.2.12

Written Orders

1.1.1, 2.4, 3.9, 7, 8.2.2, 12.1, 12.2, 13.4.2, 14.3.1

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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ARTICLE 1   GENERAL PROVISIONS

§ 1.1 Basic Definitions

§ 1.1.1 The Contract Documents

The Contract Documents are enumerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement, and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, or (3) a Construction Change Directive. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding or proposal requirements.

§ 1.1.2 The Contract

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto relating to construction of the Project and supersedes prior negotiations, representations, or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Owner and a Subcontractor or a Sub-subcontractor, (2) between the Owner and the Engineer or the Engineer’s consultants, or (3) between any persons or entities other than the Owner and the Contractor.

§ 1.1.3 The Work

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 The Project

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by Separate Contractors.

§ 1.1.5 The Drawings

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules, and diagrams.

§ 1.1.6 The Specifications

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 Instruments of Service

Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Engineer and the Engineer’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.1.8 Initial Decision Maker

There shall be no Initial Decision Maker and all provisions referring to the Initial Decision Maker in the Contract Documents shall not apply.

§ 1.1.9 Underground Facilities

All underground pipelines, conduits, ducts, cables, wires, manholes, vaults, tanks, tunnels, or other such facilities or attachments, and any encasements containing such facilities, including those that convey electricity, gases, steam, liquid petroleum products, telephone or other communications, cable television, water, wastewater, storm water, other liquids or chemicals, or traffic or other control systems.

§ 1.2 Correlation and Intent of the Contract Documents

§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.1.1 The invalidity of any provision of the Contract Documents shall not invalidate the Contract or its remaining provisions. If it is determined that any provision of the Contract Documents violates any law, or is otherwise invalid or unenforceable, then that provision shall be revised to the extent necessary to make that provision legal and enforceable. In such case the Contract Documents shall be construed, to the fullest extent permitted by law, to give effect to the parties’ intentions and purposes in executing the Contract.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 Capitalization

Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles, or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 Interpretation

In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 Ownership and Use of Drawings, Specifications, and Other Instruments of Service

§ 1.5.1 The Owner shall be deemed the author and owner of the respective Instruments of Service of the Contractor and its consultants, including the Engineer, including the Drawings and Specifications, and retain all common law, statutory, and other reserved rights in their Instruments of Service, including copyrights. The Contractor, Engineer, Subcontractors, Sub-subcontractors, and suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Owner’s rights in the Instruments of Service.

§ 1.5.2 The Contractor, Engineer, Subcontractors, Sub-subcontractors, and suppliers are authorized to use and reproduce the Instruments of Service provided to them, subject to any protocols established pursuant to Sections 1.7 and 1.8, solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor and its consultants, including the Engineer, Subcontractors, Sub-subcontractors, and suppliers may not use the Instruments of Service on other projects or for additions to the Project outside the scope of the Work without the specific written consent of the Owner.

§ 1.6 Notice

§ 1.6.1 Where the Contract Documents require one party to notify or give notice to the other party, such notice shall be provided in writing to the designated representative of the party to whom the notice is addressed and shall be deemed to have been duly served if delivered in person, by mail, by courier, or by electronic transmission if a method for electronic transmission is set forth in the Agreement.

(Paragraph deleted)

§ 1.7 Digital Data Use and Transmission

The parties may agree upon protocols governing the transmission and use of Instruments of Service or any other information or documentation in digital form. The parties may use AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, to establish the protocols for the development, use, transmission, and exchange of digital data.

§ 1.8 Building Information Models Use and Reliance

Any use of, or reliance on, all or a portion of a building information model without agreement to protocols governing the use of, and reliance on, the information contained in the model and without having those protocols set forth in AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, and the requisite

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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AIA Document G202™–2013, Project Building Information Modeling Protocol Form, shall be at the using or relying party’s sole risk and without liability to the other party and its contractors or consultants, the authors of, or contributors to, the building information model, and each of their agents and employees.

ARTICLE 2   OWNER

§ 2.1 General

§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. The Engineer does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor, within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of, or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ 2.2 Evidence of the Owner’s Financial Arrangements

§ 2.2.1 Prior to commencement of the Work and upon written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. The Contractor shall have no obligation to commence the Work until the Owner provides such evidence. If commencement of the Work is delayed under this Section 2.2.1, the Contract Time shall be extended appropriately.

§ 2.2.2 Following commencement of the Work and upon written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract only if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due; or (3) a change in the Work materially changes the Contract Sum. If the Owner fails to provide such evidence, as required, within fourteen days of the Contractor’s request, the Contractor may immediately stop the Work and, in that event, shall notify the Owner that the Work has stopped. However, if the request is made because a change in the Work materially changes the Contract Sum under (3) above, the Contractor may immediately stop only that portion of the Work affected by the change until reasonable evidence is provided. If the Work is stopped under this Section 2.2.2, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shutdown, delay and start-up, plus interest as provided in the Contract Documents.

§ 2.2.3 After the Owner furnishes evidence of financial arrangements under this Section 2.2, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.4 Where the Owner has designated information furnished under this Section 2.2 as “confidential,” the Contractor shall keep the information confidential and shall not disclose it to any other person. However, the Contractor may disclose “confidential” information, after seven (7) days’ notice to the Owner, where disclosure is required by law, including a subpoena or other form of compulsory legal process issued by a court or governmental entity, or by court or arbitrator(s) order. The Contractor may also disclose “confidential” information to its employees, consultants, sureties, Subcontractors and their employees, Sub-subcontractors, and others who need to know the content of such information solely and exclusively for the Project and who agree to maintain the confidentiality of such information.

§ 2.3 Information and Services Required of the Owner

§ 2.3.1 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.3.2 The Contractor has retained the Engineer, who is lawfully licensed to provide the required engineering services in the jurisdiction where the Project is located. The Engineer is identified as the Engineer in the Agreement and is referred to throughout the Contract Documents as if singular in number.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 2.3.3 If the employment of the Engineer terminates, the Contractor shall employ a successor to whom the Owner has no reasonable objection and whose status under the Contract Documents shall be that of the Engineer.

§ 2.3.4 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.3.5 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.

§ 2.3.6 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.4 Owner’s Right to Stop the Work

If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.5 Owner’s Right to Carry Out the Work

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such default or neglect. The Owner may withhold or nullify payment in whole or in part, to the extent reasonably necessary to reimburse the Owner for the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the additional services made necessary by such default, neglect, or failure. If current and future payments are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner. If the Contractor disagrees with the actions of the Owner , or the amounts claimed as costs to the Owner, the Contractor may file a Claim pursuant to Article 15.

ARTICLE 3   CONTRACTOR

§ 3.1 General

§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of its obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Engineer. or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.

§ 3.2 Review of Contract Documents and Field Conditions by Contractor

§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed, and correlated personal observations with requirements of the Contract Documents.

§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.3.4, shall take field measurements of any existing

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Owner any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Owner may require.

§ 3.2.3 The Contractor is required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Owner issues in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall submit Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner, subject to Section 15.1.7, as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

§ 3.3 Supervision and Construction Procedures

§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences, and procedures, and for coordinating all portions of the Work under the Contract. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences, or procedures, the Contractor shall evaluate the jobsite safety thereof and shall be solely responsible for the jobsite safety of such means, methods, techniques, sequences, or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely notice to the Owner, and shall propose alternative means, methods, techniques, sequences, or procedures. The Owner shall evaluate the proposed alternative solely for conformance with the design intent for the completed construction. Unless the Owner objects to the Contractor’s proposed alternative, the Contractor shall perform the Work using its alternative means, methods, techniques, sequences, or procedures.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 Labor and Materials

§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Engineer and in accordance with a Change Order or Construction Change Directive.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.5 Warranty

§ 3.5.1 The Contractor warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor’s warranty excludes remedy for

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damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.5.2 All material, equipment, or other special warranties required by the Contract Documents shall be issued in the name of the Owner, or shall be transferable to the Owner, and shall commence in accordance with Section 9.8.4.

§ 3.6 Taxes

The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 Permits, Fees, Notices and Compliance with Laws

§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.

§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work (together "Applicable Law"). If there is a change in Applicable Law after the Agreement has been executed, then the Contractor shall comply with that change and be compensated for the reasonable and verified additional costs of said compliance by Change Order pursuant to Article 7.

§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 3.7.4 Concealed or Unknown Conditions

If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner and the Engineer before conditions are disturbed and in no event later than 14 days after first observance of the conditions. The Owner will promptly investigate such conditions and, if the Owner determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will provide an equitable adjustment be made in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Owner shall promptly notify the Contractor, stating the reasons. If the Contractor disputes the Owner’s determination or recommendation, it may submit a Claim as provided in Article 15.

§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Engineer. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

§ 3.8 Allowances

§ 3.8.1 The Contractor shall include in the Contract Sum all allowances, which are identified in Exhibit F to the Agreement. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 3.8.2 Unless otherwise provided in the Contract Documents,

.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
.2

Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3

whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2.; provided however, that the Contract Sum shall not be increased by more than 10% of the aggregate amount of the allowance items in Exhibit F to the Agreement.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.

§ 3.9 Superintendent

§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.

§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall notify the Owner of the name and qualifications of a proposed superintendent. Within 14 days of receipt of the information, the Owner may notify the Contractor, stating whether the Owner (1) has reasonable objection to the proposed superintendent or (2) requires additional time for review. Failure of the Owner to provide notice within the 14-day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.

§ 3.10 Contractor’s Construction and Submittal Schedules

§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall submit for the Owner’s information a Contractor’s construction schedule for the Work. The schedule shall contain detail appropriate for the Project, including (1) the date of commencement of the Work, interim schedule milestone dates, and the date of Substantial Completion; (2) an apportionment of the Work by construction activity; and (3) the time required for completion of each portion of the Work. The schedule shall provide for the orderly progression of the Work to completion and shall not exceed time limits current under the Contract Documents. The schedule shall be revised at appropriate intervals as required by the conditions of the Work and Project.

§ 3.10.2 The Contractor, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, shall submit a submittal schedule for the Owner’s approval. The Owner’s approval shall not be unreasonably delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s construction schedule, and (2) allow the Owner reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, or fails to provide submittals in accordance with the approved submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the Project Schedule attached to the Agreement as Exhibit A. In the event that the Work is not proceeding according to the Project Schedule, Contractor shall take all efforts necessary to ensure the Contractor will meet each Milestone, the Scheduled Substantial Completion Date and Scheduled Final Completion Date Schedule (as may be adjusted in accordance with the Contract Documents), including accelerating the Work, if necessary. Contractor shall not be compensated for any costs associated with this acceleration unless the delay was not caused by Contractor or its Subcontractors.

§ 3.11 Documents and Samples at the Site

The Contractor shall make available, at the Project site, the Contract Documents, including Change Orders, Construction Change Directives, and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and the approved Shop Drawings, Product Data, Samples, and similar required submittals. These shall be in electronic form or paper copy, available to the Engineer and Owner,

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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and delivered to the Engineer for submittal to the Owner upon completion of the Work as a record of the Work as constructed.

§ 3.12 Shop Drawings, Product Data and Samples

§ 3.12.1 Shop Drawings are drawings, diagrams, schedules, and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier, or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams, and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials, equipment, or workmanship, and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples, and similar submittals are not Contract Documents. Their purpose is to demonstrate how the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Informational submittals upon which the Owner is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Owner without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve, and submit to the Owner, Shop Drawings, Product Data, Samples, and similar submittals required by the Contract Documents, in accordance with the submittal schedule approved by the Owner or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of Separate Contractors.

§ 3.12.6 By submitting Shop Drawings, Product Data, Samples, and similar submittals, the Contractor represents to the Owner that the Contractor has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples, or similar submittals, until the respective submittal has been approved by the Owner.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from the requirements of the Contract Documents by the Owner’s approval of Shop Drawings, Product Data, Samples, or similar submittals, unless the Contractor has specifically notified the Owner of such deviation at the time of submittal and (1) the Owner has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples, or similar submittals, by the Owner’s approval thereof.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples, or similar submittals, to revisions other than those requested by the Owner on previous submittals. In the absence of such notice, the Owner’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contractor shall provide professional services set forth in the PSA.

§ 3.12.10.1 If professional design services or certifications by a design professional related to systems, materials, or equipment are specifically required of the Contractor by the Contract Documents, the Owner will specify all performance and design criteria that such services must satisfy. The Contractor shall be entitled to rely upon the adequacy and accuracy of the performance and design criteria provided in the Contract Documents. The Contractor shall cause such services or certifications to be provided by an appropriately licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings, and other submittals prepared by such professional. Shop Drawings, and other submittals related to the Work, designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted

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to the Owner. The Owner shall be entitled to rely upon the adequacy and accuracy of the services, certifications, and approvals performed or provided by such design professionals, provided the Owner has specified to the Contractor the performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Owner will review and approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

§ 3.12.10.2 If the Contract Documents require the Contractor’s design professional to certify that the Work has been performed in accordance with the design criteria, the Contractor shall furnish such certifications to the Owner at the time and in the form specified by the Owner .

§ 3.13 Use of Site

The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 3.14 Cutting and Patching

§ 3.14.1 The Contractor shall be responsible for cutting, fitting, or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting, or patching shall be restored to the condition existing prior to the cutting, fitting, or patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or Separate Contractors by cutting, patching, or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter construction by the Owner or a Separate Contractor except with written consent of the Owner and of the Separate Contractor. Consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold, from the Owner or a Separate Contractor, its consent to cutting or otherwise altering the Work.

§ 3.15 Cleaning Up

§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials and rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery, and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the Owner shall be entitled to reimbursement from the Contractor.

§ 3.16 Access to Work

The Contractor shall provide the Owner and Engineer with access to the Work in preparation and progress wherever located.

§ 3.17 Royalties, Patents and Copyrights

The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and harmless from loss on account thereof, but shall not be responsible for defense or loss when a particular design, process, or product of a particular manufacturer or manufacturers is required by the Owner, or where the copyright violations are contained in Drawings, Specifications, or other documents prepared by the Owner.

§ 3.18 Indemnification

§ 3.18.1 To the fullest extent permitted by law, Contractor and its successors, assigns and guarantors, shall defend, indemnify and hold harmless Owner and Owner’s agents, representatives, officers, directors, parents, subsidiaries, and/or affiliates, from and against any and all liabilities, claims, direct damages, direct losses, costs, expenses (including but not limited to, attorney’s fees, court costs and appellate proceedings), injuries, causes of action, or judgments occasioned by, contributed to and/or in any way caused, in whole or in part, by Contractor, its respective agents or employees, or any subcontractor, engineer, consultant or sub-contractors of Contractor or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable and any injury or damages claimed by any of Contractor’s and subcontractor employees, in the performance of the Work covered by this Agreement by whoever performed, including but not limited to any active or passive negligence of Owner, and/or any act or omission of Owner, unless such negligence, act and/or omission of Owner was the primary cause

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of such liability and/or claim. Contractor shall defend Owner at Contractor’s expense with legal counsel reasonably acceptable to Owner. This Indemnity Clause shall apply to any claim arising out of, related to or in any way incident to the performance of the Work of Contractor that is sustained or asserted before or after completion of the Work or termination of this Agreement. This indemnity clause extends to and includes all claims, just or unjust, based on a tort, strict liability, contract, lien, statute, stop notice, rule, safety regulation, ordinance or other affiliated relief or liability, and whether the injury complained of arises from any death, personal injury, sickness, disease, property damage (including loss of use), economic loss, patent infringement, copyright infringement, or otherwise, even if such claim may have been caused in part by Contractor as set forth above. This indemnification obligation shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable by or for Contractor and/or Project Manager or any subcontractor, supplier, or other individual or entity under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Notwithstanding the language above, the Contractor’s indemnity obligations (but not its defense obligations) shall apply only to the extent that such liability claim, damage, loss or expense is caused by Contractor, its respective agents or employees, or any Subcontractor, engineer, consultant or Sub-subcontractors of Contractor or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts, or other employee benefit acts.

ARTICLE 4   ENGINEER

§ 4.1 General

§ 4.1.1 The Engineer is the person or entity retained by the Contractor pursuant to Section 2.3.2 and identified as such in the Agreement.

§ 4.1.2 Duties, responsibilities, and limitations of authority of the Engineer as set forth in the Contract Documents shall not be restricted, modified, or extended without written consent of the Owner, Contractor, and Engineer. Consent shall not be unreasonably withheld.

(Paragraphs deleted)

ARTICLE 5   SUBCONTRACTORS

§ 5.1 Definitions

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a Separate Contractor or the subcontractors of a Separate Contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 Award of Subcontracts and Other Contracts for Portions of the Work

§ 5.2.1 Unless otherwise stated in the Contract Documents, the Contractor, as soon as practicable after award of the Contract, shall notify the Owner of the persons or entities proposed for each principal portion of the Work, including those who are to furnish materials or equipment fabricated to a special design. Within 5 days of receipt of the information, the Owner may notify the Contractor whether the Owner (1) has reasonable objection to any such proposed person or entity or (2) requires additional time for review. Failure of the Owner to provide notice within the 5-day period shall constitute notice of no reasonable objection.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not substitute a Subcontractor, person, or entity for one previously selected if the Owner makes reasonable objection to such substitution.

§ 5.3 Subcontractual Relations

By appropriate written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work that the Contractor, by these Contract Documents, assumes toward the Owner. Each subcontract agreement shall preserve and protect the rights of the Owner under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies, and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 Contingent Assignment of Subcontracts

§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

.1

assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor’s rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity. If the Owner assigns the subcontract to a successor contractor or other entity, the Owner shall nevertheless remain legally responsible for all of the successor contractor’s obligations under the subcontract.

ARTICLE 6   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 Owner’s Right to Perform Construction and to Award Separate Contracts

§ 6.1.1 The term “Separate Contractor(s)” shall mean other contractors retained by the Owner under separate agreements. The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and with Separate Contractors retained under Conditions of the Contract substantially similar

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to those of this Contract, including those provisions of the Conditions of the Contract related to insurance and waiver of subrogation.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each Separate Contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with any Separate Contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the Project Schedule deemed necessary after a joint review and mutual agreement by Contractor and Owner. The construction schedules shall then constitute the schedules to be used by the Contractor, Separate Contractors, and the Owner until subsequently revised.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or with Separate Contractors, the Owner or its Separate Contractors shall have the same obligations and rights that the Contractor has under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6, and Articles 10, 11, and 12.

§ 6.2 Mutual Responsibility

§ 6.2.1 The Contractor shall afford the Owner and Separate Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a Separate Contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly notify the Owner and Engineer of apparent discrepancies or defects in the construction or operations by the Owner or Separate Contractor that would render it unsuitable for proper execution and results of the Contractor’s Work. Failure of the Contractor to notify the Owner and Engineer of apparent discrepancies or defects prior to proceeding with the Work shall constitute an acknowledgment that the Owner’s or Separate Contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work. The Contractor shall not be responsible for discrepancies or defects in the construction or operations by the Owner or Separate Contractor that are not apparent.

§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a Separate Contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a Separate Contractor’s delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage that the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or Separate Contractor as provided in Section 10.2.5.

§ 6.2.5 The Owner and each Separate Contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 Owner’s Right to Clean Up

If a dispute arises among the Contractor, Separate Contractors, and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and will allocate the cost among those responsible.

ARTICLE 7   CHANGES IN THE WORK

§ 7.1 General

§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, and Contractor.

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§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents. The Contractor shall proceed promptly with changes in the Work, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

§ 7.1.4 Owner shall order changes in the Work by giving Contractor a written change order request ("Owner Change Order Request"), setting forth in detail the nature of the requested change. Contractor shall, as soon as reasonably possible, but not later than five (5) days following receipt of an Owner Change Order Request, furnish to Owner a statement setting forth in detail, with suitable breakdown by trades and work classifications, the changes, if any, in the Contract Sum attributable to the changes set forth in such Owner Change Order Request, the proposed adjustment, if any, to the Contract Time resulting from such Owner Change Order Request and any proposed adjustments of time and costs related to unchanged Work resulting from such Owner Change Order Request.

Similarly, the Contractor may, at any time, submit to the Owner a request for a Change Order (“Contractor Change Order Request”). Contractor shall, as soon as reasonably possible, but not later than five (5) days following delivery of a Contractor Change Order Request, furnish to Owner a statement setting forth in detail, with suitable breakdown by trades and work classifications, the changes, if any, in the Contract Sum attributable to the changes set forth in such Contractor Change Order Request, the proposed adjustment, if any, to the Contract Time resulting from such Contractor Change Order Request and any proposed adjustments of time and costs related to unchanged Work resulting from such Contractor Change Order Request.

If Owner approves such changes in writing, a change order ("Change Order") shall be executed and the Contract Sum and Contract Time shall be adjusted as set forth in such Change Order. Failure to agree on the price of any Change Order shall not excuse Contractor from proceeding with the prosecution of the Work as changed (provided Owner issues a Construction Change Directive) for an amount equal to the amount undisputed by Owner for such a Change Order, with Contractor reserving its rights to claim additional compensation for the disputed portion of such Change Order work.

§ 7.2 Change Orders

§ 7.2.1 A Change Order is a written instrument prepared by the Contractor or Engineer and signed by the Owner, and Contractor stating their agreement upon all of the following:

.1	The change in the Work;
.2	The amount of the adjustment, if any, in the Contract Sum; and
.3	The extent of the adjustment, if any, in the Contract Time.

§ 7.3 Construction Change Directives

§ 7.3.1 A Construction Change Directive is a written order prepared by the Owner and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions, or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2	Unit prices stated in the Contract Documents or subsequently agreed upon;
.3	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4	As provided in Section 7.3.4.

§ 7.3.4 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Owner shall determine the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the

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Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.4 shall be limited to the following:

.1	Costs of labor, including applicable payroll taxes, fringe benefits required by agreement or custom, workers’ compensation insurance, and other employee costs approved by the Owner ;
.2	Costs of materials, supplies, and equipment, including cost of transportation, whether incorporated or consumed;
.3	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4	Costs of premiums for all bonds and insurance, permit fees, and sales, use, or similar taxes, directly related to the change; and
.5	Costs of supervision and field office personnel directly attributable to the change.

§ 7.3.5 If the Contractor disagrees with the adjustment in the Contract Time, the Contractor may make a Claim in accordance with applicable provisions of Article 15.

§ 7.3.6 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Owner of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.7 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Owner will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Owner determines, in the Owner’s professional judgment, to be reasonably justified. The Owner’s interim determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15.

§ 7.3.10 When the Owner and Contractor agree with a determination made by the Owner concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Contractor or Engineer will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.

(Paragraphs deleted)

ARTICLE 8   TIME

§ 8.1 Definitions

§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Owner in accordance with Section 9.8.

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

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§ 8.2 Progress and Completion

§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement, the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, commence the Work prior to the effective date of insurance required to be furnished by the Contractor and Owner.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion by the Scheduled Substantial Completion Date in Section 3.3.1 of the Agreement.

§ 8.3 Delays and Extensions of Time

§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by (1) an act or neglect of the Owner, of an employee of either, or of a Separate Contractor; (2) by changes ordered in the Work; (3) by labor disputes, fire, unusual delay in deliveries, unavoidable casualties, adverse weather conditions documented in accordance with Section 15.1.6.2, or other causes beyond the Contractor’s control; (4) by delay authorized by the Owner pending mediation and binding dispute resolution; or (5) by other causes that the Contractor asserts, and the Owner determines, justify delay, then the Contract Time shall be extended for such reasonable time as the Owner may determine. Contractor shall also be entitled to seek an extension of Contract Time for the period of time the Work is impacted by COVID-19 restrictions which come into effective after the Agreement is entered.

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.

§ 8.3.3 Contractor’s sole remedy for any delay in the performance of the Work, expect if caused solely by Owner, or a Force Majeure Event, shall be an extension of the Contract Time. Under no circumstances shall Contractor be entitled to an increase in the Contract Price or any other additional compensation as a result of any delays, except if such delay was caused solely by Owner or a Force Majeure Event. Any increase in the Contract Sum as a result of Owner delays or a Fore Majeure Event shall be limited to the actual costs incurred by Contractor as a result of such delay.

§ 8.3.4 Force Majeure. No party shall be liable to the other party for any delay or failure in the performance of any of its obligations hereunder if and to the extent such delay or failure is a result of Force Majeure. The term “Force Majeure” means any act or event that (i) delays the affected party’s performance of its obligations in accordance with the terms of the Contract Documents, (ii) is beyond the reasonable control of the affected party and is not due to its fault or negligence, (iii) is not reasonably foreseeable, and (iv) could not have been prevented or avoided by the affected party through the exercise of due diligence, including (to the extent consistent with the foregoing) any act of God, pandemics, any act or omission of any government authority, explosions, fire, riot, and war. Force Majeure shall not include: (a) economic hardship; (b) any labor strike, labor dispute, work stoppage, boycotts, walkouts and other labor difficulties or shortages resulting therefrom, except for strikes meeting all of the requirements specified in the definition of Force Majeure; (c) the inability to obtain labor, equipment or other materials or supplies for the Work unless caused by a shortage of equipment or materials;; (d) failure to timely apply for permits or approvals; (e) any act or event to the extent resulting from the fault or negligence of any person claiming Force Majeure; or (f) the financial inability of any person to perform its obligations under the Contract Documents. For the purpose of claiming Force Majeure due to abnormal weather, abnormal weather shall be defined as precipitation or other conditions which in the amount, frequency, or duration is in excess of the norm at the Project location and time of year in question as established by the National Oceanic and Atmospheric Administration (NOAA) weather data. The protections afforded under this section shall be of no greater scope and no longer duration than is required by the Force Majeure. Notwithstanding this section, no Force Majeure shall relieve, suspend or otherwise excuse any party from performing any obligation to make any payment owed to another party or to indemnify, defend, or hold harmless another party. Upon the occurrence of a Force Majeure (or as soon as reasonably practicable thereafter), the party declaring the Force Majeure shall act to resume normal performance of the affected Project Agreement or Purchase Order and Work within the shortest time practicable, taking into account the consequences resulting from such event of Force Majeure.

ARTICLE 9   PAYMENTS AND COMPLETION

§ 9.1 Contract Sum

§ 9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

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§ 9.1.2 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed so that application of such unit prices to the actual quantities causes substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 9.2 Schedule of Values

Exhibit B to the Agreement is the Schedule of Values, which allocates the entire Contract Sum to the various portions of the Work. The Schedule of Values shall be prepared in the form, and supported by the data to substantiate its accuracy, required by the Owner . The Schedule of Values shall be used as a basis for reviewing the Contractor’s Applications for Payment. The Contractor shall update the Schedule of Values if and when the Contract Sum is revised, adjusted or modified. Any changes to the Schedule of Values shall be submitted to the Owner and supported by such data to substantiate its accuracy as the Owner may require, and unless objected to by the Owner, shall be used as a basis for reviewing the Contractor’s subsequent Applications for Payment.

§ 9.3 Applications for Payment

§ 9.3.1 The Contractor shall submit to the Owner an itemized Application for Payment prepared in accordance with the Schedule of Values and Section 5.1.3 of the Agreement for completed portions of the Work. The application shall be notarized, if required, and supported by all data substantiating the Contractor’s right to payment that the Owner, such as copies of requisitions, and releases and waivers of liens from Subcontractors and suppliers, and shall reflect retainage if provided for in the Contract Documents. Each Application for Payment shall be accompanied by conditional lien waivers from Contractor and all Subcontractors, Sub-subcontractors and suppliers whose Work or supplies have been included in the amount requested in the application and unconditional lien waivers not previously provided for any amounts previously paid. Each Application for Payment shall also be accompanied by the current Project Schedule reflecting completed Work.

§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Owner, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage, and transportation to the site, for such materials and equipment stored off the site.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information, and belief, be free and clear of liens, claims, security interests, or encumbrances, in favor of the Contractor, Subcontractors, suppliers, or other persons or entities that provided labor, materials, and equipment relating to the Work.

§ 9.4 [Not used.]

(Paragraphs deleted)

§ 9.6 Progress Payments

§ 9.6.1 The Owner shall make payment in the manner and within the time provided in the Contract Documents.

§ 9.6.2 The Contractor shall pay each Subcontractor, no later than seven days after receipt of payment from the Owner, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate

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agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Contractor will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors and suppliers to ascertain whether they have been properly paid. The Owner shall not have an obligation to pay, or to see to the payment of money to, a Subcontractor or supplier, except as may otherwise be required by law.

§ 9.6.5 The Contractor’s payments to suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors or provided by suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, create any fiduciary liability or tort liability on the part of the Contractor for breach of trust, or entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.6.8 Contractor agrees and acknowledges that neither it nor its Subcontractors and suppliers shall assert any liens against the Project property. The Contractor shall defend and indemnify the Owner from all loss, liability, damage or expense, including reasonable attorney’s fees and litigation expenses, arising out of any lien claim or other claim for payment by any Subcontractor or supplier of any tier. Upon receipt of notice of a lien claim or other claim for payment, the Owner shall notify the Contractor. If approved by the Owner and applicable court, when required, the Contractor may substitute a surety bond for the property against which the lien or other claim for payment has been asserted.

§ 9.7 Failure of Payment

If the Owner does not pay the Contractor within seven days after the date established in the Contract Documents, the amount due under the Contract Documents, then the Contractor may, upon seven additional days’ notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shutdown, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.8 Substantial Completion

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use. Substantial Completion will occur when the Maricopa County Environmental Services Department issues an Approval to Commence Operations (ATCO) with stipulations to permit Owner to commence operations. As part of this process, the Engineer shall provide necessary certifications to the Maricopa County Environmental Services Department.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor’s list, the Owner will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so

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that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Contractor shall then submit a request for another inspection by the Owner to determine Substantial Completion.

§ 9.8.4 Within 14 business days after the Work or designated portion thereof is substantially complete, the Owner will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion; establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Contract Documents.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Contractor for written acceptance of responsibilities assigned to it in the Certificate. Upon such acceptance, and consent of surety if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof, less an amount equal to the value of Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 Partial Occupancy or Use

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Owner.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, and Contractor shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 Final Completion and Final Payment

§ 9.10.1 Final Completion is the stage in the progress of the Project when all Work is complete in accordance with the Contract Documents. Upon receipt of the Contractor’s notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Contract Documents and the Contract fully performed, the Owner will promptly issue a final Certificate for Payment stating that to the best of the Owner’s knowledge, information and belief, the Work has been completed in accordance with the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect, (3) a written statement that the Contractor knows of no reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, (5) documentation of any special warranties, such as manufacturers’ warranties or specific Subcontractor warranties, and (6) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts and releases and waivers of liens, claims, security interests, or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien, claim, security interest, or encumbrance. If a lien, claim, security interest, or encumbrance remains unsatisfied after payments are made, the

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Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging the lien, claim, security interest, or encumbrance, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, Final Completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting Final Completion, and the Owner so confirms, the Owner shall, upon application by the Contractor and certification by the Owner, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed, corrected, and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of the surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Owner prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of Claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

.1	liens, Claims, security interests, or encumbrances arising out of the Contract and unsettled;
.2	failure of the Work to comply with the requirements of the Contract Documents;
.3	terms of special warranties required by the Contract Documents; or
.4	audits performed by the Owner, if permitted by the Contract Documents, after final payment.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor, or a supplier, shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10   PROTECTION OF PERSONS AND PROPERTY

§ 10.1 Safety Precautions and Programs

A.

Contractor shall be solely and exclusively responsible for compliance with any and all safety laws, rules, regulations and/or requirements governing the Work, and shall have exclusive control over the Work site for safety compliance. Contractor is responsible for all safety precautions and programs and shall provide all protection and necessary supervision to implement said precautions and programs. Contractor shall take all reasonable precautions for the safety of and provide reasonable protection to prevent damage, injury or loss to: (a) employees or others on the Project; (b) the Work and materials; and (c) other property at the Project or adjacent thereto. Contractor shall designate a responsible person on the Project whose duty shall be prevention of accidents. Contractor shall provide all competent supervision necessary to execute all Work and any Work incidental thereto in a thorough, workmanlike manner in accordance with industry standards. It is Contractor's responsibility that all of the Work and any work incidental thereto conforms to, and is performed in accordance with all applicable federal, state, county and city laws, codes, ordinances, regulations and orders of public authorities bearing on performance of the Work by qualified, careful and efficient workers satisfactory to Owner.

B.

Contractor acknowledges that it is aware of the applicable state and federal safety rules, regulations and codes applicable to the Project and Contractor agrees to defend, indemnify, and hold harmless Owner from any claims or fines or other damages which may arise as a result of the failure of Contractor, its agents or employees, or any subcontractor, to comply with such rules, regulations, and/or codes. Such responsibility does not relieve Subcontractors of their responsibility for the safety of persons or property in the performance of their work, nor for compliance with applicable safety laws and regulations. Contractor shall take all necessary precautions for the safety of, and shall provide the necessary protection to prevent damage, injury or loss to (i) all persons on the site or who may be affected by the Work; (ii) all the Work and materials and equipment to be incorporated therein, whether in storage on or off the Site; and (iii) other property at the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities, and Underground Facilities not designated for removal, relocation, or replacement in the course of construction.

C.

Contractor shall comply with all applicable laws and regulations relating to the safety of persons or property, or to the protection of persons or property from damage, injury, or loss; and shall erect and maintain all necessary safeguards for such safety and protection. Contractor shall notify Companies of adjacent property and of Underground Facilities and other utility companies when prosecution of the Work may affect them, and shall cooperate with them in the protection, removal, relocation, and replacement of their property.

D.

Contractor acknowledges and shall comply with Owner’s Contractor Safety Program attached as Exhibit D to the Agreement, including any and all updates or changes to such Safety Program. Contractor shall insure

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that any and all Subcontractors, consultants or other entities retained by Contractor to perform the work shall comply with Owner’s Contractor Safety Program.

E.

Contractor shall inform Owner and Engineer of the specific requirements of Contractor's safety program with which Owner’s and Engineer's employees and representatives must comply while at the Site. All damage, injury, or loss to any property referred to in Section 10.1.A caused, directly or indirectly, in whole or in part, by Contractor, any Subcontractor, Supplier, or any other individual or entity directly or indirectly employed by any of them to perform any of the Work, or anyone for whose acts any of them may be liable, shall be remedied by Contractor.

F.	Contractor's duties and responsibilities for safety and protection of the Work shall continue until Final Completion of the Work.
G.

Safety Representative. Contractor shall designate a qualified and experienced safety representative at the Site whose duties and responsibilities shall be the prevention of accidents and the maintaining and supervising of safety precautions and programs.

(Paragraphs deleted)

§ 10.2.8 Injury or Damage to Person or Property

If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 Hazardous Materials and Substances

§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials or substances. However, Contractor’s responsibility for compliance with such requirements shall not be construed as making Contractor responsible for or legally liable for pre-existing hazardous materials or substances that exist at the Project site and are not brought to the site by Contractor or those for whom Contractor is responsible. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and notify the Owner and Engineer of the condition.

§ 10.3.2 Upon receipt of the Contractor’s notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Engineer the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of the material or substance or who are to perform the task of removal or safe containment of the material or substance. The Contractor and the Engineer will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Engineer has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Engineer have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable additional costs of shutdown, delay, and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Engineer, Engineer’s consultants, and agents and employees of any of them from and against claims, damages, losses, and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss, or expense is due to the fault or negligence of the party seeking indemnity.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for hazardous materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for hazardous materials or substances required by the Contract Documents, except to the extent of the Contractor’s fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall reimburse the Owner for the cost and expense the Owner incurs (1) for remediation of hazardous materials or substances the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.

§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall reimburse the Contractor for all cost and expense thereby incurred.

§ 10.4 Emergencies

In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury, or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

ARTICLE 11   INSURANCE AND BONDS

§ 11.1 Contractor’s Insurance and Bonds

§ 11.1.1 The Contractor shall comply with the insurance and bonding requirements in the Agreement and the insurance coverage and bonding requirements set forth in the Agreement and Exhibit C to the Agreement.

(Paragraphs deleted)

§ 11.2 [Not used.]

ARTICLE 12   UNCOVERING AND CORRECTION OF WORK

§ 12.1 Uncovering of Work

§ 12.1.1 If a portion of the Work is covered contrary to the Owner’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Owner, be uncovered for the Owner’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered that the Owner has not specifically requested to examine prior to its being covered, the Owner may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, the Contractor shall be entitled to an equitable adjustment to the Contract Sum and Contract Time as may be appropriate. If such Work is not in accordance with the Contract Documents, the costs of uncovering the Work, and the cost of correction, shall be at the Contractor’s expense.

§ 12.2 Correction of Work

§ 12.2.1 Before Final Completion

The Contractor shall promptly correct Work rejected by the Owner or Engineer or failing to conform to the requirements of the Contract Documents, discovered before Final Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Engineer’s services and expenses made necessary thereby, shall be at the Contractor’s expense.

§ 12.2.2 After Final Completion

§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Final Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of any applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of notice from the Owner to do so, unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the

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Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or , the Owner may correct it in accordance with Section 2.5.

§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Final Completion by the period of time between Final Completion and the actual completion of that portion of the Work.

§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction of the Owner or Separate Contractors, whether completed or partially completed, caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

§ 12.3 Acceptance of Nonconforming Work

If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13   MISCELLANEOUS PROVISIONS

§ 13.1 Governing Law and Venue

The Contract shall be governed by and construed in accordance with Arizona law. The exclusive venue for any litigation related to the Contract Documents shall be the Maricopa County Superior Court and the parties hereby consent to the personal jurisdiction, and waive any objection it my now or hereafter have, to venue in such court.

§ 13.2 Successors and Assigns

§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns, and legal representatives to covenants, agreements, and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate the assignment.

§ 13.3 Rights and Remedies

§ 13.3.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights, and remedies otherwise imposed or available by law.

§ 13.3.2 No action or failure to act by the Owner, or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed upon in writing.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 13.4 Tests and Inspections

§ 13.4.1 Tests, inspections, and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules, and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections, and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections, and approvals. The Contractor shall give the Owner and Engineer timely notice of when and where tests and inspections are to be made so that the Owner and Engineer may be present for such procedures. The Owner shall bear costs of tests, inspections, or approvals that do not become requirements until after bids are received or negotiations concluded. The Owner shall directly arrange and pay for tests, inspections, or approvals where building codes or applicable laws or regulations so require.

§ 13.4.2 If the Owner, or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection, or approval not included under Section 13.4.1, the Owner will instruct the Contractor to make arrangements for such additional testing, inspection, or approval, by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 13.4.3, shall be at the Owner’s expense.

§ 13.4.3 If procedures for testing, inspection, or approval under Sections 13.4.1 and 13.4.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure, including those of repeated procedures and compensation for the services and expenses of Owner’s Representative or consultants, shall be at the Contractor’s expense.

§ 13.4.4 Required certificates of testing, inspection, or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Owner.

§ 13.4.5 If the Owner or its consultants are to observe tests, inspections, or approvals required by the Contract Documents, the Owner or its consultants will do so promptly and, where practicable, at the normal place of testing.

§ 13.4.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.5 Interest

Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the rate of 8% per annum.

§ 13.6 Supplier Code of Conduct:  Contractor shall comply with and abide by the terms and conditions set forth in the Policy on Supplier Code of Conduct attached to the Agreement as Exhibit E.

ARTICLE 14   TERMINATION OR SUSPENSION OF THE CONTRACT

§ 14.1 Termination by the Contractor

§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, for any of the following reasons:

.1	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
.2	An act of government, such as a declaration of national emergency, that requires all Work to be stopped;
.3	Because the Owner has not made a payment that is properly due and owing within the time stated in the Contract Documents; or
.4	The Owner has failed to furnish to the Contractor reasonable evidence as required by Section 2.2.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, repeated suspensions, delays, or interruptions of the entire Work by the Owner as described in Section 14.3, constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

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§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ notice to the Owner, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit on Work, and costs incurred by reason of such termination.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, or their agents or employees or any other persons or entities performing portions of the Work because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 Termination by the Owner for Cause

§ 14.2.1 The Owner may terminate the Contract if the Contractor

.1	repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
.2	fails to make payment to Subcontractors or suppliers in accordance with the respective agreements between the Contractor and the Subcontractors or suppliers;
.3	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
.4	otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the reasons described in Section 14.2.1 exist, the Owner may, without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1	Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
.2	Accept assignment of subcontracts pursuant to Section 5.4; and
.3

Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. This obligation for payment shall survive termination of the Contract.

§ 14.3 Suspension by the Owner for Convenience

§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work, in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay, or interruption under Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent

.1	that performance is, was, or would have been, so suspended, delayed, or interrupted, by another cause for which the Contractor is responsible; or
.2	that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 Termination by the Owner for Convenience

§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 14.4.2 Upon receipt of notice from the Owner of such termination for the Owner’s convenience, the Contractor shall

.1	cease operations as directed by the Owner in the notice;
.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

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.3

except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner’s convenience, the Owner shall pay the Contractor for Work properly executed, costs incurred by reason of the termination, and the termination fee set forth in the Agreement.

ARTICLE 15   CLAIMS AND DISPUTES

§ 15.1 Claims

§ 15.1.1 Definition

A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, a change in the Contract Time, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim. This Section 15.1.1 does not require the Owner to file a Claim in order to impose liquidated damages in accordance with the Contract Documents.

§ 15.1.2 Time Limits on Claims

The Owner and Contractor shall commence all Claims and causes of action against the other and arising out of or related to the Contract, whether in contract, tort, breach of warranty or otherwise, in accordance with the requirements of the binding dispute resolution method selected in the Agreement and within the period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Contractor waive all Claims and causes of action not commenced in accordance with this Section 15.1.2.

§ 15.1.3 Notice of Claims

§ 15.1.3.1 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered prior to expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other party. Claims by either party under this Section 15.1.3.1 shall be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3.2 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other party.

§ 15.1.4 Continuing Contract Performance

§ 15.1.4.1 Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

§ 15.1.4.2 The Contract Sum and Contract Time shall be adjusted, subject to the right of either party to proceed in accordance with this Article 15.

§ 15.1.5 Claims for Additional Cost

If the Contractor wishes to make a Claim for an increase in the Contract Sum, notice as provided in Section 15.1.3 shall be given before proceeding to execute the portion of the Work that is the subject of the Claim. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 15.1.6 Claims for Additional Time

§ 15.1.6.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, notice as provided in Section 15.1.3 shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction.

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§ 15.1.7 Waiver of Claims for Consequential Damages

The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

.1

damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2

damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit, except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.7 shall be deemed to preclude assessment of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 15.2

§ 15.2.1 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ 15.2.2 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

(Paragraphs deleted)

§ 15.3 Mediation

§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract, except those waived as provided for in Sections 9.10.4, 9.10.5, and 15.1.7, shall be subject to mediation as a condition precedent to binding dispute resolution.

§ 15.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 15.3.3 Either party may, within 30 days from the date that mediation has been concluded without resolution of the dispute or 60 days after mediation has been demanded without resolution of the dispute, demand in writing that the other party file for binding dispute resolution.  If such a demand is made and the party receiving the demand fails to file for binding dispute resolution within 60 days after receipt thereof, then both parties waive their rights to binding dispute resolution proceedings with respect to the initial decision.

§ 15.3.4 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ 15.4 Arbitration

§ 15.4.1 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. The Arbitration shall be conducted in the place where the Project is located, unless another location is mutually agreed upon. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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§ 15.4.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§ 15.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 15.4.3 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 15.4.4 Consolidation or Joinder

§ 15.4.4.1 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, either party may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 15.4.4.2 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, either party may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration conducted under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation as those of the Owner and Contractor under this Agreement.

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Engineers. All rights reserved. The “American Institute of Engineers,” “AIA,” the AIA Logo, “A101,” and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 13:23:12 ET on 05/11/2022 under Order No.2114308876 which expires on 04/06/2023, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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User Notes:	(1397829754)